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
                                                                                       EXHIBIT 11
                  SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
           Computation of  Net Earnings (Loss) Per Common Share (Unaudited)
                         (In thousands, except per share data)

                                                                           Three                   Six
                                                                    ------------------   ---------------------
                                                                      Periods Ended          Periods  Ended
                                                                    ------------------   ---------------------
                                                                    July 2     July 3      July 2      July 3
                                                                     1995       1994        1995        1994
                                                                    -------    -------   ---------   ---------
Primary
-------
Earnings (loss) before extraordinary item                             $849    ($1,274)   ($22,160)   ($14,095)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit of $0, $2,708, $0 and $3,551, respectively          -     (4,061)          -      (5,326)
                                                                    -------   --------   ---------   ---------
Net earnings (loss)                                                   $849    ($5,335)   ($22,160)   ($19,421)
                                                                    =======   ========   =========   =========
Shares:
  Weighted average common shares outstanding                        99,125     98,540      98,982      98,511

  Weighted average shares of restricted
    stock outstanding                                                  528        829         715         858

  Additional shares assuming exercise of stock options               1,379      2,008       1,377       2,165

  Weighted average common shares and common                        --------   --------   ---------   ---------
    share equivalents outstanding - primary                        101,032    101,377     101,074     101,534
                                                                   ========   ========   =========   =========

Earnings (loss) before extraordinary item                            $0.01     ($0.01)     ($0.22)     ($0.14)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit                                                     -      (0.04)          -       (0.05)
                                                                   --------   --------   ---------   ---------
Primary net earnings (loss) per common share                         $0.01     ($0.05)     ($0.22)     ($0.19)
                                                                   ========   ========   =========   =========

Assuming Full Dilution
----------------------
Earnings (loss) before extraordinary item                             $849    ($1,274)   ($22,160)   ($14,095)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit of $0, $2,708, $0 and $3,551, respectively          -     (4,061)          -      (5,326)
                                                                   --------   --------   ---------   ---------
Net earnings (loss)                                                   $849    ($5,335)   ($22,160)   ($19,421)
                                                                   ========   ========   =========   =========

Shares:
  Weighted average common shares outstanding                        99,125     98,540      98,982      98,511

  Weighted average shares of restricted
    stock outstanding                                                  528        829         715         858

  Additional shares assuming exercise of stock options               1,414      2,015       1,405       2,169

  Weighted average common shares and common                        --------   --------   ---------   ---------
    share equivalents outstanding - fully diluted                  101,067    101,384     101,102     101,538
                                                                   ========   ========   =========   =========

Earnings (loss) before extraordinary item                            $0.01     ($0.01)     ($0.22)     ($0.14)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit                                                     -      (0.04)          -       (0.05)
                                                                   --------   --------   ---------   ---------
Fully diluted net earnings (loss) per common share                   $0.01     ($0.05)     ($0.22)     ($0.19)
                                                                   ========   ========   =========   =========
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